SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CELESTIAL SEASONINGS

                    GAMCO INVESTORS, INC.
                                 5/17/00           18,000-           33.6250
                                 5/17/00            2,000-           32.9063
                                 5/15/00            1,000-           29.9063
                                 5/12/00            2,000-           30.2500
                                 5/09/00           40,000-           36.0430
                                 5/08/00           19,500-           35.7756
                                 5/05/00           10,000-           36.0000
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.